Exhibit 10.34


                              EMPLOYMENT AGREEMENT

     AGREEMENT  dated  as  of  April  28,  1999,  between  RAINTREE   HEALTHCARE
CORPORATION,   a  Delaware  corporation  (the  "Company"),   and  TERRY  TROXELL
("Troxell" or "Executive").

     Company wishes to employ Troxell and Troxell wishes to be employed by Company, in each case, pursuant to the terms and subject to the conditions hereof.

     Accordingly, the parties hereto hereby agree as follows:

     1. EMPLOYMENT AND DUTIES. Company hereby employs Troxell as its Executive Vice President, Operations and Troxell hereby accepts such employment. Troxell, shall devote all his business time and attention to the business of Company, subject to the direction and control of the Board.

     2. TERM. Unless earlier terminated as hereinafter provided, the term of this Agreement shall commence on the date hereof (the "Commencement Date") and continue until the third anniversary of the Commencement Date.

     3. COMPENSATION. (a) Base Salary. Company shall pay Executive a salary, before deducting all applicable withholdings, at the annual rate of $180,000 effective as of February 1, 1999 payable in accordance with Company's standard executive payroll policies as in effect from time to time. Within ninety (90) days after the end of each fiscal year, Company shall consider increases in the annual rate of such salary to be effective as of February 1 of each year commencing February 1, 2000.

     (b) Incentive Bonus. The Board's compensation committee shall design and present to the Board for review, adjustment and adoption an incentive compensation program for key employees. Such program may include cash and stock option incentives and will provide for participation by Executive. The program shall, as it relates to cash compensation, provide that Executive shall be entitled to receive a cash bonus in respect of any fiscal year, commencing with the fiscal year ending December 31, 1999, for which Company achieves EBITDA (as hereinafter defined) of at least 90% of budgeted EBITDA for such fiscal year, as set forth in the annual budget to be adopted by the Board for such fiscal year and designated as the annual budget to be used for purposes hereof; provided, however, that for purposes of the fiscal year ending December 31, 1999, both budgeted EBITDA and actual EBITDA shall be determined for the eleven-month period commencing on February 1, 1999. Such bonus shall be in an amount, expressed as a percentage of Executive's then annual base salary, equal to:


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                                    If EBITDA before income taxes:

                   50%              greater than 100%of budget
                   40%              greater than or equal to 95% or
                                    less than or equal to 100% of budget
                   30%              greater than or equal to 90% or less than
                                    95% of budget

Any such bonus shall be payable as soon as practicable following the end of the fiscal year, but in no event earlier than the date that follows by 30 days the filing of Company's annual report on Form 10-K for such year.

     For purposes of this Agreement, the following definitions shall apply:

     "EBITDA" shall mean, during each applicable fiscal year, for the Company and its subsidiaries on a consolidated basis, the Net Income (or loss) for such period, plus, to the extent reflected in the statement of Net Income for such period, the sum of (a) the Income Tax of the Company and its subsidiaries, (b) the Interest Expense of the Company and its subsidiaries, (c) Depreciation Expense of the Company and its subsidiaries, (d) Amortization of the Company and its subsidiaries, and (e) any charges resulting from the granting of Restricted Stock Units as provided in Section 3(c) hereof.

     "Depreciation Expense" shall mean, during each applicable fiscal year, for the Company and its subsidiaries on a consolidated basis, that amount of the Depreciation Expense that is reflected on the financial statements for such period in accordance with GAAP consistently applied.

     "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

     "Income Tax" shall mean, during each applicable fiscal year, for the Company and its subsidiaries on a consolidated basis, the provision or benefit for federal, state, local and foreign income taxes of the Company and its subsidiaries for such period as determined in accordance with GAAP consistently applied.

     "Interest Expense" shall mean, during each applicable fiscal year, as applied to the Company and its subsidiaries on a consolidated basis, the interest expense of the Company and its subsidiaries for such period as determined in accordance with GAAP consistently applied.

     "Net Income" shall mean, during each applicable fiscal year, for the Company and its subsidiaries on a consolidated basis, the net income (or loss) of the Company and its subsidiaries for such period as determined in accordance with GAAP consistently applied (except as provided in this definition),

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excluding  from  "Net  Income,"  however,  (a) any gain or loss,  net of  taxes, realized upon any sale, transfer or other disposition (including by way of merger or consolidation) by the Company and its subsidiaries of any property or other assets of the Company and its subsidiaries outside the ordinary course of business, (b) any gain or loss, net of taxes, realized upon the termination of any employment benefit plan, and (c) any extraordinary gain or loss, including any extraordinary costs not associated with the normal operations of the business of the Company and its subsidiaries net of taxes, in each case (a) through (c), as determined in accordance with GAAP consistently applied.

     (c) Stock Grant and Options. As a material inducement to Executive's entering into this Agreement, the Board has granted to the Executive on the Commencement Date, an award of 90,000 Restricted Stock Units, each such Unit representing the right to receive, subject to vesting, at the times provided for herein one share of the Common Stock of the Company (the "Restricted Stock Unit Award"). In addition, the Company shall pay to the Executive dividend equivalent amounts with respect to the Restricted Stock Units at the time and in the amount of any dividend distributions paid with respect to shares of Common Stock. The number of shares of Common Stock underlying vested Restricted Stock Units shall be delivered to the Executive upon the earlier of (i) the termination of Executive's employment for any reason and (ii) the third anniversary of the Commencement Date (provided that Executive shall be permitted to elect to defer delivery of all or a portion of such shares by written notice specifying a deferred delivery date(s) sent to the Company not later than the second anniversary of the Commencement Date (or such other dates as the Company and Executive shall determine)). The Restricted Stock Units, which shall be in addition to and not in lieu of any options that would otherwise be granted to Executive under any compensation program referred to in Section 3(b), shall vest as follows:

           34,000 shares                         Commencement Date
           28,000 shares                         February 1, 2000
           28,000 shares                         February 1, 2001

or, if earlier, on the date of any termination without Cause (as hereinafter defined) or any termination by Executive for Good Reason (as defined in Section 6(b)) and shall otherwise be subject to Company's standard terms of grant.

     4A. EXPENSES. Company shall also, upon receipt of customary documentation, reimburse Executive for his reasonable travel and lodging (outside the Scottsdale area) and other ordinary and necessary business expenses consistent with Company's expense reimbursement policies as in effect from time to time.

     4B. BENEFITS. Company shall provide Executive and his dependents with health, medical and life insurance, and make payments for Executive's account to such retirement plan or plans as it may from time to time adopt, in each case, in a manner consistent with its treatment from time to time of other senior executive officers.


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     5.  VACATION,  ETC.  Executive  shall be entitled  to vacation  with pay in accordance with Company's vacation policy as in effect from time to time and to such paid holidays as Company may approve for its executive personnel. Executive hereby waives, to the maximum extent permitted by applicable law, his right to be paid at such time as his employment by Company should terminate for unaccrued vacation or personal days.

     6. TERMINATION. The Board may terminate Executive's employment hereunder prior to the expiration of the term hereof in the manner provided in either
Section 6(a) or Section 6(b). Executive may terminate his employment hereunder at any time effective upon Company's receipt of at least 30 days' advance notice to such effect.

     (a) FOR CAUSE. Company may terminate this Agreement for Cause upon notice to Executive stating the facts constituting such cause, provided that Executive shall have 30 days following such notice to cure any conduct or act, if curable, alleged to provide grounds for termination for Cause hereunder. For purposes of this Agreement, "Cause" shall mean (i) the Executive has been convicted of (or pleads guilty to) a felony; or (ii) the Executive has engaged in willful misconduct or gross negligence in the performance of his employment duties to the Company. If Executive's employment is terminated for Cause, the Company will have no further liability or obligation to Executive except for amounts earned or accrued under Company sponsored benefit plans prior to termination.

     (b) WITHOUT CAUSE. (i) Company may terminate this Agreement at any time immediately, without Cause, effective upon Executive's receipt of notice to such effect. Upon termination under this Section 6(b), Company shall pay to
Executive: (i) forthwith, the base salary due him through the date of termination, (ii) in a lump sum, an amount equal to 18 months of his then base salary, and (iii) within 90 days following the end of the fiscal year in which termination occurs, a bonus in an amount determined in the manner described in
Section 3(b) (except, if termination occurs prior to the end of a fiscal year, prorated for the period during which Executive was employed hereunder), in each case, less applicable withholdings. In addition, any and all options, restricted stock or other similar grants of shares shall immediately vest and shall be immediately exerciseable.

     (ii) The provisions of this Section 6(b) shall also apply, and the Company shall be deemed to have terminated Executive without Cause hereunder, if Executive terminates his employment with Company for Good Reason. For purposes of this Agreement, "Good Reason" shall mean any of the following:

          (A) Any reason whatsoever within six (6) months of a Change of Control;

          (B) The Company's failure to elect or reelect, or to appoint or reappoint, Executive to offices or positions involving duties, responsibilities, authority and dignity of a scope comparable to those of Executive's most significant offices or positions held at any time during the term hereof;

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                                       5

          (C) Material change by the Company in the Executive's function, duties or responsibilities (including reporting responsibilities) of a scope less than that associated with Executive's most significant position with the Company during the term hereof;

          (D) Executive's base salary is reduced by the Company, unless such reduction is pursuant to a salary reduction program which affects all of the Company's exempt employees by the same percentage, or there is a material reduction in the benefits that were in effect for the Executive on the Commencement Date under the Company's benefit plans in effect on such date;

          (E) Relocation of the Company's corporate headquarters or Executive's principal place of employment to a place located outside of the greater Phoenix metropolitan area; provided that required travel on the Company's business shall not be deemed a relocation so long as Executive is not required to be outside of the greater Phoenix metropolitan area for a period of time that is greater than the period of time he was required to be outside of the greater Phoenix metropolitan area for the twelve month period immediately preceding the Commencement Date;

          (F) The failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company; or

          (G) Material breach of this Agreement by the Company, which breach is not cured within twenty (20) days after written notice thereof is delivered to the Company.

     For purposes of this Agreement, the term "Change in Control" of the Company shall mean, and a "Change in Control" shall be deemed to have occurred if after the date hereof:

          (A) Any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act, or any successor provision thereto), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at an election of directors;

          (B) Individuals who, as of the Commencement Date, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided (A) that any person becoming a member of the Board of Directors of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the members then comprising the Incumbent Board (other than

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     an election or  nomination of an  individual  whose  initial  assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any successor provision thereto) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board, or (B) that the members of the Board of Directors of the Company who are nominated in the definitive proxy statement furnished in connection with the solicitation of proxies on behalf of the Board of Directors of the Company shall be, for purposes of this Agreement, considered as members of the Incumbent Board; or

          (C) Approval by the  stockholders  of the Company and  consummation of
     (1) a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of the Company, or (2) a liquidation or dissolution of the Company.

     (c) DISABILITY. If during the term of this Agreement, Executive fails to perform his duties hereunder because of illness or other incapacity for a period of three consecutive months, Company shall have the right to terminate this Agreement without further obligation hereunder except for any bonus amount payable in accordance with this Section 6(c) and any amounts payable pursuant to disability plans generally applicable to executive employees. Within 90 days after the end of the fiscal year in which termination pursuant to this Section 6(c) occurs, Executive shall be entitled to receive a bonus payment as provided in Section 6(b).

     (d) DEATH. If Executive dies during the term of this Agreement, this Agreement shall terminate immediately, and Executive's legal representative shall be entitled to receive the base salary due Executive for 60 days following death as well as any other death benefits generally applicable to executive employees. In addition, within 90 days after the end of the fiscal year in which Executive's death should occur, Executive's legal representative shall also be entitled to receive a bonus payment as provided in Section 6(b).

     7. CONFIDENTIAL INFORMATION; NON-SOLICITATION. (a) CONFIDENTIAL INFORMATION. Executive acknowledges that Executive may receive, or contribute to the production of, Confidential Information. For purposes of this Agreement, Executive agrees that "Confidential Information" shall mean information or material proprietary to Company or designated as confidential information by Company and not generally known by non-Company personnel, which Executive develops or to which Executive obtains knowledge or access to through or as a result of Executive's relationship with Company (including information conceived, originated, discovered or developed in whole or in part by Executive). Confidential Information includes, but is not limited to , the following types of information and other information of a similar nature (whether or not reduced to writing) related to Company's business: discoveries, inventions, ideas, concepts, research, development, processes, procedures, "know-how", formulae, marketing techniques and materials, marketing and

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                                       7

development plans, business plans, customer names and other information related to customers, price lists, pricing policies, methods of operation, financial information, employee compensation, and computer programs and systems. Executive acknowledges that the Confidential Information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. Information publicly known without breach of this Agreement that is generally employed by the trade at or after the time Executive first learns of such information, or generic information or knowledge which Executive would have learned in the course of his employment or work elsewhere in the trade, shall not be deemed part of the Confidential Information. Executive further agrees:

     (1) To furnish Company on demand, at any time during or after employment, a complete list of the names and addresses of all present, former and potential suppliers, financing or leasing sources, patients, customers and other contacts gained while an employee of Company in Executive's possession, whether or not in the possession or within the knowledge of Company.

     (2) That all notes, memoranda, documentation and records in any way incorporating or reflecting any Confidential Information shall belong exclusively to Company, and Executive agrees to turn over all copies of such materials in Executive's control to Company upon request or upon termination of Executive's employment with Company.

     (3) That while employed by Company and thereafter Executive will hold in confidence and not directly or indirectly reveal, report, publish, disclose or transfer any of the Confidential Information to any person or entity, or utilize any of the Confidential Information for any purpose, except in the course of Executive's work for Company.

     (4) That any idea in whole or in part conceived of or made by Executive during the term of his employment, consulting or similar relationship with Company which relates directly or indirectly to Company's current or planned lines of business and is made through the use of any of the Confidential Information of Company or any of Company's equipment, facilities, trade secrets or time, or which results from any work performed by Executive for Company, shall belong exclusively to Company and shall be deemed a part of the Confidential Information for purposes of this Agreement. Executive hereby assigns and agrees to assign to Company all rights in and to such Confidential Information whether for purposes of obtaining patent or copyright protection or otherwise. Executive shall acknowledge and deliver to Company (but at its expense) such written instruments and do such other acts, including giving testimony in support of Executive's authorship or inventorship, as the case may be, necessary in the opinion of Company to obtain patents or copyrights or to otherwise protect or vest in Company the entire right and title in and to the Confidential Information.

     (b) NON-SOLICITATION. During the term of Executive's employment by Company and for a period of one year thereafter, Executive agrees that he shall not (for the purpose of or which results in competition with Company or any of its

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affiliates  or  subsidiaries)  either  solicit any past or  existing  customers, patients or clients of Company or any of its predecessors, affiliates or subsidiaries or use any Confidential Information; nor will he solicit for any competing company the employment of any employees of Company or any of its affiliates or subsidiaries.

     (c)  INJUNCTIONS.  It is agreed  that the  restrictions  contained  in this
Section 7 are reasonable, but it is recognized that damages in the event of the breach of any of the restrictions will be difficult or impossible to ascertain; and, therefore, Executive agrees that, in addition to and without limiting any other right or remedy Company may have, Company shall have the right to an injunction against Executive issued by a court of competent jurisdiction enjoining any such breach without showing or proving any actual damage to Company.

     (d) PART OF CONSIDERATION. Executive also agrees, acknowledges, covenants, represents and warrants that he is fully and completely aware, and further understands, that the foregoing restrictive covenants are an essential part of the consideration for Company entering into this Agreement and that Company is entering into this Agreement in full reliance on these acknowledgments, covenants, representations and warranties.

     (e) TIME AND TERRITORY REDUCTION. If the period of time and/or territory affected by the provisions of this Section 7 are held to be in any respect an unreasonable restriction, it is agreed that the court so holding may reduce the territory to which the restriction pertains or the period of time in which it operates or may reduce both such territory and such period, to the minimum extent necessary to render such provision enforceable.

     (f) SURVIVAL. The obligations described in this Section 7 shall survive any termination of this Agreement or any termination of the employment relationship created hereunder.

     8. GOVERNING LAW AND VENUE. Arizona law shall govern the construction and enforcement of this Agreement, and the parties agree that any litigation pertaining to this Agreement shall be in courts located in Maricopa County, Arizona.

     9. CONSTRUCTION. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against any party. The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. All terms used in one number or gender shall be construed to include any other number or gender as the context may require. The parties agree that each party has reviewed this Agreement and has had the opportunity to have counsel review the same and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any amendment hereto.


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     10.  NONDELAGABILITY OF EXECUTIVE'S RIGHTS AND COMPANY'S ASSIGNMENT RIGHTS.
The obligations, rights and benefits of Executive hereunder are personal and may not be delegated, assigned or transferred in any manner whatsoever, nor are such obligations, rights or benefits subject to involuntary alienation, assignment or transfer. This Agreement shall be assigned automatically to any entity merging with or acquiring Company or its business.

     11. SEVERABILITY. In the event any term or provision of this Agreement is declared by a court of competent jurisdiction to be invalid or unenforceable for any reason, this Agreement shall remain in full force and effect, and either (a) the invalid or unenforceable provision shall be modified to the minimum extent necessary to make it valid and enforceable or (b) if such a modification is not possible, this Agreement shall be interpreted as if such invalid or unenforceable provision were not a part hereof.

     12. ATTORNEYS' FEES. Except as otherwise provided herein, in the event either party hereto institutes an action or other proceeding to enforce any rights arising out of this Agreement, the party prevailing in such action or other proceeding shall be paid all reasonable costs and attorneys' fees by the non-prevailing party, such fees to be set by the court and not by a jury and to be included in any judgment entered in such proceeding.

     13. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed duly given upon receipt if either personally delivered, sent by certified mail, return receipt requested, or sent by a nationally-recognized overnight courier service, addressed to the parties as follows:

          If to Company:             RainTree Healthcare Corporation
                                     15300 N. 90th Street
                                     Suite 100
                                     Scottsdale, Arizona 85260
                                     Attention: General Counsel

          If to Executive:           Terry Troxell
                                     RainTree Healthcare Corporation
                                     15300 N. 90th Street
                                     Suite 100
                                     Scottsdale, Arizona 85260

or to such other address as either party may provide to the other in accordance with this Section.


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                                       10

     14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous understandings or agreements in regard thereto. No waiver of any rights under this Agreement shall be valid unless in writing and signed by the party to be charged with such waiver. No waiver of any term or condition contained in this Agreement shall be deemed or construed as a further or continuing waiver of such term or condition unless the waiver specifically provides otherwise.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

RAINTREE HEALTHCARE CORPORATION:            EXECUTIVE:


                                            /s/ Terry Troxell
                                            ------------------------------------
                                            Terry Troxell
By:  /s/ Michael A. Jeffries
     -------------------------------------
     Michael A. Jeffries
     President and Chief Executive Officer